Exhibit 99.1

 JoS. A. Bank Clothiers Announces 4.6% Increase in August 2006 Sales

    HAMPSTEAD, Md.--(BUSINESS WIRE)--Aug. 31, 2006--JoS. A. Bank Clothiers, Inc. (NASDAQ Global Select Market: "JOSB") announces that its total sales for the fiscal month ended August 26, 2006 (fiscal August 2006) increased 4.6% to $29.6 million, as compared with $28.3 million in fiscal August 2005. Comparable store sales decreased 6.1% in fiscal August 2006, as compared with an increase of 12.9% the fiscal month of August 2005. Combined catalog and internet sales increased 17.4% in fiscal August 2006, as compared with fiscal August 2005.
    The Company noted that during the first week of August 2006, comparable store sales increased over the same prior year period, but trailed prior year sales in the remainder of the month. Sales in the first few days of fiscal September have exceeded sales in the same period of last year.
    Total sales for the seven months ended August 26, 2006 increased 17.4% to $262.4 million compared with $223.5 million in the comparable prior year period, while combined catalog and Internet sales increased 21.3%, as compared with the same prior year period. Comparable store sales have increased 5.7% for the seven months ended August 26, 2006, as compared with the same prior year period.
    The Company has set a conference call to discuss fiscal 2006 second quarter earnings on September 7, 2006 at 11:00 a.m. Eastern Time (EDT). To participate in the call please dial (USA) 800-230-1059 or (International) 612-332-1025 at least five minutes before 11:00 a.m. EDT on September 7, 2006. A replay of the conference call will be available after 2:30 p.m. EDT on September 7, 2006 until September 14, 2006 at 11:59 p.m. EDT by dialing (USA) 800-475-6701 or
(International) 320-365-3844. The access code for the replay will be 837711.

    JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 345 stores in 40 states and the District of Columbia, a nationwide catalog and an e-commerce Web site that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, MD, and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

    The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, higher energy and security costs, the successful implementation of the Company's growth strategy including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of lease sites for new stores, the ability to source product from its global supplier base, on-going litigation and other competitive factors. Other factors and risks that may affect our business or future financial results are detailed in our filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 28, 2006. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

    CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, MD
             David E. Ullman, EVP/CFO,
             410-239-5715
             or
             Investor Relations Voicemail,
             410-239-5900
             E-commerce Address for JoS. A. Bank Clothiers, Inc.:
             www.josbank.com